UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 23, 2002

NTS-PROPERTIES PLUS LTD.
(Exact name of registrant as specified in its charter)

FLORIDA
(State or other jurisdiction incorporation)

0-18952	61-1126478

(Commission File Number)	(I.R.S. Employer Identification No.)

10172 Linn Station Road, Louisville, Kentucky 40223
(Address of principal executive offices)

Registrant's telephone number, including area code:(502) 426-4800

Item 4 - Changes in Registrant's Certifying Accountant

       (a)  The General Partner of NTS-Properties Plus Ltd., annually considers the selection of the registrant's independent public accountants. On May 23, 2002, the General Partner decided to dismiss Arthur Andersen LLP ("Andersen") as the registrant's independent public accountants and engaged Ernst & Young LLP to serve as the registrant's independent public accountants for 2002.

       (b)  Andersen's reports on NTS-Properties Plus' financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, however, the reports did contain a modification relating to the entity's ability to continue as a going concern. Andersen's report on NTS-Properties Plus' financial statements for 2001 was issued on April 1, 2002, containing a modified opinion relating to NTS-Properties Plus' ability to continue as a going concern in conjunction with the publication of NTS-Properties Plus' Annual Report to Shareholders and the filing of NTS-Properties Plus' Annual Report on Form 10-K.

       (c)  During NTS-Properties Plus' two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on NTS-Properties Plus' financial statements for such years; and there were no reportable events, as listed in Item 304 (a)(1)(v) of Regulation S-K.

       (d)  NTS-Properties Plus provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Andersen's letter, dated May 24, 2002, stating its agreement with such statements.

       (e)  During NTS-Properties Plus' two most recent fiscal years and through the date of this Form 8-K, NTS-Properties Plus did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on NTS-Properties Plus' financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7 - Exhibits

The following exhibits are filed with this document.

Exhibit
Number	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 24, 2002.

99.1	Press Release dated May 29, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS-PROPERTIES PLUS LTD.

By:	NTS-Properties Plus Associates,
General Partner
By: NTS Capital Corporation,
General Partner

/s/ Gregory A. Wells

Gregory A. Wells
Senior Vice President and
Chief Financial Officer of
NTS Capital Corporation

Date: May 29, 2002

Exhibit Index

Exhibit
Number	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 24, 2002.

99.1	Press Release dated May 29, 2002.